UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

IAC Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:          (212) 314-7300

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 below,  IAC  Inc. (“IAC” or the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on June  11, 2024. At the Annual Meeting, upon the recommendation of the board of directors of the Company (the “Board”), the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers of IAC as permitted pursuant to recent amendments to the Delaware General Corporation Law (the “Charter Amendment”). The Charter Amendment was previously approved by the Board, subject to stockholder approval.

The Charter Amendment was filed with the Secretary of State of the State of Delaware on June  12, 2024 and was effective as of such date. The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, which is attached as Exhibit  3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the proposals set forth below. These proposals are described in detail in the Company’s  definitive proxy statement  related to the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on April  26, 2024. The final voting results on each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

As of the close of business on April  22, 2024, the record date for the Annual Meeting, there were 80,300,229 shares of IAC common stock (entitled to one vote per share) and 5,789,499 shares of IAC Class  B common stock (entitled to ten votes per share) outstanding and entitled to vote. IAC common stock and IAC Class  B common stock are collectively referred to as “IAC capital stock.”

1.            A proposal to elect twelve members of the Board, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board). The Company’s stockholders elected each of the nominees to the Board on the basis of the following voting results:

Elected by holders of IAC common stock voting as a separate class:

	FOR	WITHHELD	BROKER NON-VOTES
Bryan Lourd	57,870,061	8,242,084	6,328,750
Alan G. Spoon	53,375,379	12,736,766	6,328,750
Richard F. Zannino	56,948,926	9,163,219	6,328,750

Elected by holders of IAC capital stock, voting together as a single class:

	FOR	WITHHELD	BROKER NON-VOTES
Chelsea Clinton	113,533,766	10,473,369	6,328,750
Barry Diller	111,109,624	12,897,511	6,328,750
Michael D. Eisner	100,991,005	23,016,130	6,328,750
Bonnie S. Hammer	112,945,191	11,061,944	6,328,750
Victor A. Kaufman	114,813,138	9,193,997	6,328,750
Joseph Levin	115,571,109	8,436,026	6,328,750
David Rosenblatt	114,854,691	9,152,444	6,328,750
Maria Seferian	123,413,350	593,785	6,328,750
Alexander von Furstenberg	114,355,301	9,651,834	6,328,750

2.             A proposal to approve the Charter Amendment. This proposal was approved by holders of IAC capital stock, voting together as a single class, on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
95,360,310	28,600,747	46,078	6,328,750

3.             A non-binding advisory vote on IAC’s 2023 executive compensation. This proposal was approved by the holders of IAC capital stock, voting together as a single class, on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
114,428,384	9,241,072	337,679	6,328,750

4.             A proposal to ratify the appointment of Ernst  & Young LLP as IAC’s independent registered public accounting firm for the 2024 fiscal year. This proposal was approved by the holders of IAC capital stock, voting together as a single class, on the basis of the following voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
130,282,776	23,947	29,162	0

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of IAC Inc., dated as of June 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC INC.

By:	/s/ Kendall Handler
Name:	Kendall Handler
Title:	Executive Vice President, Chief Legal Officer & Secretary

Date: June  13, 2024